                                                                   EXHIBIT 10.10

                     BRAND AND TRADE NAME LICENSE AGREEMENT

                                      AMONG

                                TIME WARNER INC.

                                       AND

                             TIME WARNER CABLE INC.

                                   DATED AS OF

                                 MARCH 31, 2003

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                                TABLE OF CONTENTS

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1.       DEFINITIONS..............................................................................        1

2.       GRANT OF LICENSE.........................................................................       10
         2.1      Multi-Channel Video Services and Interactive Television Services................       10
         2.2      Consumer Platform Services......................................................       10
         2.3      Promotional Products............................................................       10
         2.4      Ancillary Broadband Services....................................................       10
         2.5      Portals.........................................................................       11
         2.6      Equipment and Software..........................................................       11
         2.7      Audio/Video Content Services....................................................       11
         2.8      Corporate Name..................................................................       11
         2.9      Non-exclusive License...........................................................       11
         2.10     Transferability.................................................................       11
         2.11     Request for License.............................................................       12
         2.12     Reservation of Rights...........................................................       12

3.       RESTRICTIONS ON USE OF LICENSED MARKS....................................................       12
         3.1      Resellers.......................................................................       12
         3.2      Use of Licensed Marks with Licensee Marks.......................................       12
         3.3      Bundling........................................................................       13
         3.4      Co-Marketing....................................................................       13
         3.5      General Purpose Credit Cards....................................................       13
         3.6      Dealers.........................................................................       13
         3.7      Sublicenses.....................................................................       13

4.       TERM AND TERMINATION.....................................................................       14
         4.1      Term............................................................................       14
         4.2      Termination.....................................................................       14
         4.3      Notice of Termination...........................................................       15
         4.4      Effect of Termination...........................................................       15
         4.5      Other Rights Unaffected.........................................................       15
         4.6      Bankruptcy......................................................................       16

5.       QUALITY CONTROL..........................................................................       16
         5.1      General.........................................................................       16
         5.2      Quality Standards...............................................................       16
         5.3      Quality Service Reviews.........................................................       17
         5.4      Authorized Dealers, Resellers, Value Added Resellers and Sublicensees...........       18

6.       REMEDIES FOR NON-COMPLIANCE WITH QUALITY STANDARDS.......................................       18
         6.1      Non-compliance with Quality Standards and Cure..................................       18
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         6.2      Potential Injury to Persons or Property.........................................       19
         6.3      Licensor's Rights to License Others.............................................       19

7.       PROTECTION OF LICENSED MARKS.............................................................       20
         7.1      Ownership and Rights to the Licensed Marks......................................       20
         7.2      Similar Marks...................................................................       21
         7.3      Infringement....................................................................       21
         7.4      Compliance with Legal Requirements..............................................       22

8.       USE OF LICENSED MARKS AND OTHER MARKS....................................................       22
         8.1      Licensee Marks..................................................................       22
         8.2      Modification of Licensed Marks..................................................       23
         8.3      Third Party Marks...............................................................       23
         8.4      Internet Domain Names...........................................................       23

9.       REPRESENTATIONS; LIABILITY AND INDEMNIFICATION...........................................       24
         9.1      Representations and Warranties..................................................       24
         9.2      Indemnification.................................................................       24
         9.3      Notification and Defense of Claims..............................................       25
         9.4      Insurance.......................................................................       26

10.      AGREEMENT PERSONAL.......................................................................       27
         10.1     Personal to Licensee............................................................       27
         10.2     Licensee Acknowledgment.........................................................       27

11.      RETENTION OF RIGHTS......................................................................       27

12.      SPONSORSHIP..............................................................................       28

13.      CONSENT OF LICENSOR......................................................................       28

14.      NOTICES..................................................................................       28

15.      GOVERNMENTAL LICENSES, PERMITS AND APPROVALS.............................................       29

16.      APPLICABLE LAW...........................................................................       29

17.      CONFIDENTIALITY OF INFORMATION AND USE RESTRICTION.......................................       29

18.      MISCELLANEOUS............................................................................       30
         18.1     Entire Agreement................................................................       30
         18.2     Relationship of the Parties.....................................................       30
         18.3     Amendments, Waivers.............................................................       30
         18.4     Assignment......................................................................       30
         18.5     Specific Performance............................................................       30
         18.6     Remedies Cumulative.............................................................       30
         18.7     No Waiver.......................................................................       31
         18.8     Rules of Construction...........................................................       31
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         18.9     No Third Party Beneficiaries....................................................       31
         18.10    Counterparts....................................................................       31
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                                      iii

                     BRAND AND TRADE NAME LICENSE AGREEMENT

                  BRAND AND TRADE NAME LICENSE AGREEMENT (the "Agreement") dated as of March 31, 2003 and effective as of the Closing, by and among Time Warner Inc., a Delaware corporation, with offices located at 75 Rockefeller Plaza, New York, New York 10019 ("Licensor"), and Time Warner Cable Inc., a Delaware corporation, with offices located at 290 Harbor Drive, Stamford, Connecticut 06902 ("Licensee"). Certain capitalized terms used herein are defined in Article 1.

                  WHEREAS, Licensor owns and desires that Licensee have the right to use the Licensed Marks in connection with the Licensed Services; and

                  WHEREAS, Licensor previously granted a license to Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE"), for use of the TIME WARNER ENTERTAINMENT mark and related marks in connection with certain broadband businesses, which agreement is terminated pursuant to the agreement set forth in Exhibit A hereto.

                  WHEREAS, Licensee wishes to use the Licensed Marks in a limited manner in the Licensed Territory in connection with the Licensed Services; and

                  WHEREAS, Licensor is willing to license and allow Licensee to use the Licensed Marks in the Licensed Territory under the terms and conditions set forth in this Agreement; and

                  WHEREAS, this Agreement is effective on the Closing.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS

                  "AFFILIATE": An Affiliate of a Person means a Person that controls, is controlled by, or is under common control with such Person.

                  "ANCILLARY BROADBAND SERVICES": The following products or services:

                  (a) The marketing, provision and sale of customer care services in support of Licensee's provision of Licensed Services;

                  (b) The marketing, provision and sale of activation and authorization services (for avoidance of doubt, authorization service is the provision of a signal to a set top box, which signal authorizes the subscriber to receive specified services using that box; activation service is the provision of a signal to a set top box, which signal activates the box to receive any services) in support of Licensee's provision of Licensed Services to its customers;

                  (c) The marketing, provision, sale and distribution of Point Of Deployment modules (PODS) that are used to identify a Consumer as an authorized subscriber of Licensee's Cable System entitled to certain pre-selected proprietary features available on the Cable System;

                  (d) The offer and sale of advertising inventory to third parties, which advertising may appear on Cable Systems owned or managed by Licensee, on Cable Systems owned or managed by other operators, and/or on or in Licensee's web sites or other promotional or informational vehicles (e.g., monthly bills); and

                  (e) Any other ancillary services provided in connection with the Licensed Services, including repair, billing and provisioning services.

                  "APPROVAL": The granting by all appropriate Regulatory Authorities of all necessary licenses, permits, approvals, authorizations and clearances for this Agreement and the registration or recording of this Agreement as required by all Regulatory Authorities.

                  "AUDIO/VIDEO CONTENT SERVICES": The provision to third parties of

                  (a) production, origination, post-production and editing services;

                  (b) signal processing, compression, storage and encryption services; and

                  (c)      satellite reception and transmission services

                  to customers that: (i) in the case of (b) and (c), are for the purpose of transmitting and delivering video programming and data to authorized consumers and licensees of such programming and (ii) in each case, are of substantially the same character and nature as those offered by the TWE Broadband Business as of the Closing. For avoidance of doubt, Audio/Video Content Services do not include the provision of Multi-Channel Video Services or Interactive Television Services.

                  "AUTHORIZED DEALERS": Any distributor or other agent of Licensee authorized by Licensee to market, advertise or otherwise offer, on behalf of Licensee, any Licensed Services or Promotional Products under the Licensed Marks in the Licensed Territory.

                  "BANKRUPTCY": With respect to a Person, means (i) the filing by such Person of a voluntary petition seeking liquidation, dissolution, reorganization, rearrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other bankruptcy or insolvency law, or such Person's filing an answer consenting to, or acquiescing in any such petition; (ii) the making by such Person of any assignment for the benefit of its creditors, or the admission by such Person in writing of its inability to pay its debts as they mature; (iii) the expiration of 60 days after the filing of an involuntary petition under

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Title 11 of the United States Code (or corresponding provisions of future laws), an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, dissolution, reorganization, rearrangement or readjustment of its debts or similar relief under any bankruptcy or insolvency law; provided that, the same shall not have been vacated, set aside or stayed within such 60 day period; or (iv) the entry of an order for relief against such Person under Title 11 of the United States Bankruptcy Code.

                  "CABLE SYSTEM": A communication system that allows for the provision of Multi-Channel Video Services and Interactive Television Services to subscribers, which communication system utilizes coaxial cable, fiber optic cable, hybrid fiber-coaxial cable or other cable later developed for the transmission link with the subscribers or a microwave distribution system, multi-channel multi-point distribution system or satellite master antenna television system. For all purposes other than Section 2.1 (which concerns Multi-Channel Video Services and Interactive Television Services), a Hybrid System shall be treated as if it were a "Cable System."

                  "CALLING CARD": A magnetic or non-magnetic card which bears an access number and a unique security code to enable access to any use of a Cable System and which debits the Consumer for the cost of such access and use.

                  "CALLING CARD SERVICES": The provision of local or long distance voice telecommunications services to Consumers who use Calling Cards.

                  "CHANGE OF CONTROL": with respect to Licensee, shall mean the occurrence of the earlier of the following:

                  (a) The beneficial owner (for all purposes hereof, within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) as of the Closing of a majority of (i) the outstanding shares of common stock of the Licensee (the "Outstanding Company Common Stock") or (ii) the combined voting power of the outstanding voting securities of the Licensee entitled to vote generally in the election of directors of the Licensee (the "Outstanding Company Voting Securities"), ceases to beneficially own, together with its Affiliates, at least 40% of the Outstanding Common Stock or the Outstanding Company Voting Securities; or

                  (b) A change of Control of Licensee, as determined by Licensor acting in good faith; provided that, this section (b) shall not apply until the beneficial owner as of the Closing of a majority of the Outstanding Company Common Stock or the Outstanding Company Voting Securities ceases to beneficially own, together with its Affiliates, at least 60% of the Outstanding Common Stock or the Outstanding Company Voting Securities.

                  "CLOSING": As defined in the Restructuring Agreement.

                  "CO-MARKETING": The marketing, promotion, advertising, offering or sale of one Person's goods or services with another Person's goods or services.

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                  "CONSUMER": An end-user of any product or service who uses that product or service.

                  "CONSUMER PLATFORM SERVICES": The following services, each provided over a Cable System, or to the extent applicable, a Hybrid System:

                  (a)      Telephone Services;

                  (b)      High Speed Internet Services;

                  (c)      Prepaid Consumer Calling Card Services;

                  (d)      Calling Card Services;

                  (e)      Home Security Services;

                  (f)      Networking Services; and

                  (g)      Voice-over IP Services.

                  "CONTROL": The possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

                  "DEDICATED WIRELESS DEVICES": Bi-directional cellular telecommunication devices that use Mobile Wireless Services as their sole mode of communication with other devices (other than a personal computer for purposes of synchronizing a calendar or address book) and users, but not including a device (such as the device currently referred to by Licensee as a "Magic Phone") which in whole or in part relies on Mobile Wireless Services where service for such device is billed to customers at least in part as traditional Telephone Services or Voice-Over IP Services.

                  "DEDICATED WIRELESS PORTALS: Portals that are used solely for, and accessed solely through, Mobile Wireless Services.

                  "DMA": Designated marketing area, as determined by Nielson Media Research and published in its Nielson Station Index Directory and Nielson Station Index US Television Household Estimates.

                  "EQUIPMENT AND SOFTWARE": As defined in Section 2.6.

                  "FCC": The Federal Communications Commission and any successor governmental authority.

                  "FIELD OF USE": The provision in the Licensed Territory of Multi-Channel Video Services, Interactive Television Services, Consumer Platform Services, Ancillary Broadband Services, Audio/Video Content Services and Equipment and Software.

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                  "HIGH SPEED INTERNET SERVICES": The service of providing
subscribers with use of "online services" at a digital signal rate of 128 kilobits per second or above. For purposes of this definition, "online services" means the services available over the Internet. For avoidance of doubt, the "online services" themselves are not High Speed Internet Services.

                  "HOME SECURITY SERVICES": The service of providing residential subscribers with fire alarm and burglar alarm services.

                  "HYBRID SYSTEM": A hybrid transmission system that is for the provision of Multi-Channel Video Services and Interactive Television Services, or to other Licensed Services, (i) to the extent provided by the TWE Broadband Business in connection with other Licensed Services as of the Closing or (ii) a result of Licensee's expenditure of a significant amount of time and resources prior to Closing and which Licensee plans to introduce within three months after the Closing, to subscribers, which hybrid transmission system utilizes coaxial cable, fiber optic cable, hybrid fiber coaxial cable or other cable later developed for one transmission link (the "Principal Link") with the subscribers and either:

                  (a)      a satellite link for the other transmission link; or

                  (b) a return transmission link from a cable set-top box that utilizes a twisted pair telephone connection, provided, however, that such return transmission link is only used to communicate ancillary data in order to support a Licensed Service that is primarily provided utilizing the Principal Link. For avoidance of doubt, if such return transmission link (i.e., the twisted pair telephone connection) of a hybrid transmission system is the link that is primarily used to provide Telephone Services or any Internet related services, the system is not a Hybrid System.

                  In each case, a Hybrid System only includes the system that is either (i) of substantially the same character and nature as that offered by the TWE Broadband Business as of the Closing; or (ii) a result of Licensee's expenditure of a significant amount of time and resources and which Licensee plans to introduce within three months after the Closing.

                  "INDEMNIFIED PARTY": As defined in Section 9.3 of this Agreement.

                  "INDEMNIFYING PARTY": As defined in Section 9.3 of this Agreement.

                  "INTERACTIVE TELEVISION SERVICES": The provision of interactive services in connection with one or more video programming streams that are for display primarily on a television, which services support either:

                  (a)      subscriber-initiated choices or actions; or

                  (b) the selective delivery, provisioning, authorization or enablement of programming, information (including information in HTML format), products or services

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to a subscriber based upon current or prior subscriber-initiated choices, actions, preferences or circumstances.

                  "LICENSED MARKS": shall mean the Licensed Master Marks, Licensed Ancillary Marks and Licensee Specific Marks as set forth below:

                  1.       Licensed Master Marks:

                  a. Licensor's representation of an eye and ear design as shown in Schedule 1 to this Agreement in connection with the use of the TIME WARNER CABLE Mark;

                           b.       TIME WARNER CABLE;

                           c.       TW;

                           d.       TWC;

                           e.       TW CABLE; and

                           f. Licensor's Trade Dress in connection with the use of the TIME WARNER CABLE Mark.

                  2.       Licensed Ancillary Marks:

                           The Marks listed in Schedule 2 of this Agreement, as amended from time to time, and all common law Marks incorporating the Licensed Master Marks.

                  3        Licensee Specific Marks:

                           The Marks listed in Schedule 3 of this Agreement.

                  "LICENSED SERVICES": The following services:

                  (a) Multi-Channel Video Services provided over a Cable System and/or a Hybrid System in the Licensed Territory;

                  (b) Interactive Television Services provided over a Cable System and/or a Hybrid System in the Licensed Territory;

                  (c) Consumer Platform Services provided over a Cable System, or to the extent applicable, a Hybrid System, in the Licensed Territory;

                  (d) Ancillary Broadband Services provided in the Licensed Territory; and

                  (e) Audio/Video Content Services provided in the Licensed Territory.

                  "LICENSED TERRITORY": The Licensed Territory shall be the United States and all territories and possessions thereof.

                  "LICENSEE":  As defined in the Preamble to this Agreement.

                  "LICENSEE MARKS": All Marks which are adopted, used and owned by Licensee after the Closing in connection with the Licensed Services or Promotional Products.

                  "LICENSOR": As defined in the Preamble to this Agreement.

                  "MARK": Any name, brand, mark, trademark, service mark, sound mark, design, logo, trade dress, trade name, business name, slogan, domain name or other indicia of origin.

                  "MARKETING MATERIALS": Any and all materials, whether written, oral, visual or in any other medium, used by Licensee or its Authorized Dealers, Resellers, Value Added Resellers or Sublicensees to market, advertise or otherwise offer any Licensed Services under the Licensed Marks, including but not limited to Promotional Products.

                  "MOBILE WIRELESS SERVICES": A non-private telecommunications service that provides wide-area communication of information, including voice, data, video or combinations thereof, over a bi-directional communication path that extends through the air from a base-station to a mobile-subscriber communication device, which base-station transmits and receives subscriber-addressed communications to and from more than one addressed subscriber and wherein the communication path is switched from one such base-station to another such base-station in response to movement of the addressed subscriber's mobile communication device. Mobile Wireless Services shall not include a private telecommunications connection within or around a residence or business that provides local-area communication of information at or around such residence or business.

                  "MULTI-CHANNEL VIDEO SERVICES": The provision of multiple audio or video programming that is selectable by a subscriber, where such programming is provided by, or generally comparable to programming provided by, a television broadcast station, cable television network or aggregator of audio or video content for display or performance primarily on a television.

                  "NETWORKING SERVICES": The services of (i) providing subscribers with connectivity between any two or more devices at a single location capable of storing, receiving, displaying or otherwise utilizing products or services offered by Licensee and (ii) planning, constructing and/or maintaining on behalf of third parties local and wide area networks for the transmission of data, in each case, that is either (x) of substantially the same character and nature as that offered by the TWE Broadband Business as of the Closing; or (y) a result of Licensee's expenditure of a significant amount of time and resources and which Licensee plans to introduce within three months after the Closing.

                  "PERSON": Any individual, corporation, partnership, firm, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, estate, incorporated or unincorporated organization, governmental or regulatory body, business unit, or other entity.

                  "PORTAL": An Internet web site that serves as a gateway to the Internet and that includes one or more of the following features: a search engine; electronic mail; instant messaging; chat services; or web hosting.

                  "PREPAID CONSUMER CALLING CARDS": Calling Cards which bear an access number and a unique security code to enable access to and use of a Cable System and which the Consumer purchases in advance a specific amount of calling time.

                  "PREPAID CONSUMER CALLING CARD SERVICES": The provision of local or long distance voice telecommunications services to Consumers with Prepaid Consumer Calling Cards.

                  "PROMOTIONAL PRODUCTS": Any goods or services which are used to advertise or promote any Licensed Services, such as t-shirts, golf balls, pens and the like, but not any products or services that, in Licensor's opinion acting in good faith, are not fairly characterized as being used for advertisement or promotion.

                  "QUALITY CONTROL REPRESENTATIVES": Representatives of Licensor appointed in accordance with Article 5.

                  "QUALITY STANDARDS": As defined in Section 5.2 of this Agreement.

                  "REGULATORY AUTHORITY": Any regulatory, administrative or governmental entity, authority, agency, commission, tribunal or official, including without limitation, the FCC and the Export Licensing Office of the U.S. Department of Commerce.

                  "RESELLER": Any Person other than Licensee that sells, distributes or leases Licensed Services from Licensee.

                  "RESTRUCTURING AGREEMENT": The Restructuring Agreement, dated as of the date hereof, by and among AOL Time Warner Inc., a Delaware corporation, AT&T Corp., a New York corporation, and the other parties named therein.

                  "ROAD RUNNER LICENSEES": As defined in that certain Brand License Agreement, dated as of the date hereof, by and between Warner Bros. Entertainment Inc., a Delaware corporation, and Licensee.

                  "ROAD RUNNER MARKS AND COPYRIGHTS": The Licensed Marks and Licensed Copyright as such terms are defined in that certain Brand License Agreement, dated as of the date hereof, by and between Warner Bros. Entertainment Inc., a Delaware corporation, and Licensee.

                  "SERVICE BUNDLES": A single contract offered or supplied to a Person for multiple services or systems integration contracts. For avoidance of doubt, neither Licensee's offering of Multi-Channel Video Services, nor Licensee's offering of any two or more Licensed Services in a package shall itself constitute a Service Bundle hereunder.

                  "SIGNIFICANT BREACH BY LICENSEE": As defined in Section 4.2 of this Agreement.

                  "STYLE GUIDELINES": The guidelines controlling certain aspects of the Licensed Marks including, but not limited to, the size, color and appearance of the Licensed Marks as set forth in the official Style Guide to be provided to Licensee on the Closing and periodically thereafter.

                  "SUBLICENSEE": As defined in Section 3.7 of this Agreement.

                  "SUBMITTED MATERIALS": As defined in Section 5.2 of this Agreement.

                  "SUBSIDIARY": With respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by such Person or, in the case of a Cable System, the right to direct the management or operation of such Cable System pursuant to a management agreement with a term of at least three years, for so long as such management agreement remains in effect; provided that, Licensee shall notify Licensor in writing immediately when it ceases management of any such Cable System.

                  "SUCCESSOR": With respect to any party, any successor, transferee or assignee, including without limitation, any receiver, debtor in possession, trustee, conservator or similar Person with respect to such party or such party's assets.

                  "TELEPHONE SERVICES": The provision to end users of Telephone Exchange Service, as that term is defined in the Telecommunications Act of 1934, as amended. Telephone Services shall include the ability to terminate a telephone call.

                  "TRADE DRESS": The general image or appearance of the Licensed Marks and of the Licensed Services and Marketing Materials or Promotional Products and any packaging and labeling therefor, including without limitation, the combination of colors, designs, sizing configurations, publication formats and the like as set forth in the Style Guidelines and as such trade dress may be modified or replaced pursuant to Section 8.2 of this Agreement, and such other trade dress as may be added thereto or substituted therefor in accordance with
Section 8.2.

                  "TW LICENSEES": Those Persons and business units that are part of Licensor as of the Closing and any other Persons who are licensed under, or otherwise permitted to use, the Licensed Marks by Licensor.

                  "TWE": As defined in the Preamble.

                  "TWE BROADBAND BUSINESS" has the meaning assigned to it in the TWE Distribution Agreement.

                  "TWE DISTRIBUTION AGREEMENT": The Distribution Agreement, dated as of the date hereof by and between Time Warner Entertainment Company, L.P., a Delaware limited partnership, Warner Communications Inc., a Delaware corporation, and AOL Time Warner Inc., a Delaware corporation.

                  "VALUE ADDED RESELLER": Any Person that combines Licensed Services with additional software, services or features and then sells, distributes or leases such combinations directly to end users.

                  "VOICE-OVER IP SERVICES": The provision to end users of the ability to transmit voice communications over a data network using Internet Protocol technology.

2.       GRANT OF LICENSE

                  Subject to the terms and conditions of this Agreement, Licensor makes the following royalty-free license grants:

         2.1 Multi-Channel Video Services and Interactive Television Services. Licensor hereby grants to Licensee an exclusive, perpetual right and license to use the Licensed Marks in accordance with the Quality Standards set forth in Article 5 to provide Multi-Channel Video Services and Interactive Television Services over Cable Systems and Hybrid Systems in the Licensed Territory.

                  For avoidance of doubt, outside the Licensed Territory, Licensee has no right or license to use the Licensed Marks in connection with Multi-Channel Video Services, Interactive Television Services or any other products or services. Notwithstanding anything to the contrary herein, Licensor agrees not to use itself, or license to any Person, the Licensed Marks for the provision of such services using DSL (digital subscriber line) or DBS (direct broadcast satellite) technology in the Licensed Territory. For the avoidance of doubt, Licensor shall have the unrestricted right to use the TIME WARNER Mark and any other of Licensor's Marks not included within the Licensed Marks in connection with DSL or DBS technology.

         2.2 Consumer Platform Services. Licensor hereby grants to Licensee an exclusive, perpetual right and license to use the Licensed Marks in accordance with the Quality Standards as set forth in Article 5 to provide Consumer Platform Services over Cable Systems in the Licensed Territory.

         2.3 Promotional Products. Licensor hereby grants to Licensee an exclusive, perpetual right and license to use the Licensed Marks in accordance with the Quality Standards as set forth in Article 5 on Promotional Products in the Licensed Territory.

         2.4 Ancillary Broadband Services. Licensor hereby grants to Licensee an exclusive, perpetual right and license to use the Licensed Marks in accordance with the

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

Quality Standards as set forth in Article 5 for Ancillary Broadband Services provided in the Licensed Territory.

         2.5 Portals. Licensor hereby grants to Licensee an exclusive, perpetual right and license to use the Licensed Marks in accordance with the Quality Standards as set forth in Article 5 on Portals that are used in connection with High Speed Internet Services provided in the Licensed Territory.

         2.6 Equipment and Software. Licensor hereby grants to Licensee an exclusive, perpetual right and license to use the Licensed Marks in accordance with the Quality Standards as set forth in Article 5 on equipment and software used in connection with the provision of Licensed Services in the Licensed Territory, other than the following:

                  (a)      Email devices;

                  (b)      Telephone answering devices; and

                  (c)      Personal digital assistants,

but including cable set top boxes, cable modems and in-home networking equipment for connecting set top boxes or cable modems with other devices for service applications (the "Equipment and Software").

         2.7 Audio/Video Content Services. Licensor hereby grants to Licensee an exclusive, perpetual right and license to use the Licensed Marks in accordance with the Quality Standards as set forth in Article 5 to provide Audio/Video Content Services in the Licensed Territory.

         2.8 Corporate Name. Licensor hereby grants to Licensee an exclusive, perpetual right and license to use the Licensed Marks as part of its corporate name to conduct the Licensed Services in the Licensed Territory in accordance with the Quality Standards set forth on Article 5 hereof.

         2.9 Non-exclusive License. Licensor hereby grants to Licensee a non-exclusive right and license to use the Mark TIME WARNER COMMUNICATIONS in connection with the Licensed Services, in accordance with the Quality Standards as set forth in Article 5, only to the extent such Mark is used in connection with the Licensed Services as of the Closing. The license granted in this
Section 2.9 shall terminate on December 31, 2003.

         2.10 Transferability. Except as provided in Section 3.1 with respect to Resellers and Value Added Resellers, in Section 3.6 with respect to Authorized Dealers and in Section 3.7 with respect to Sublicensees, the licenses granted herein shall be non-transferable.

         2.11 Request for License. If Licensee wishes to use the Licensed Marks on any goods or services other than Licensed Services and Promotional Products or on any goods or services or in any territory not expressly granted by this Agreement, it may request a grant of such license from Licensor.

         2.12     Reservation of Rights. Except as expressly licensed in this
Article 2, Licensee shall have no rights or license to use any of the Licensed Marks in connection with any products or services. To the extent Licensee has been granted "exclusive" rights pursuant to the provisions of this Article 2, such "exclusive" rights solely relate to the use of the Licensed Marks in connection with the specified provision of the Licensed Services or Promotional Products in the Licensed Territory. Except to the extent Licensee has been granted "exclusive" rights pursuant to the provisions of this Article 2, Licensor retains the sole and exclusive right to use and license others to use any Marks, including the Licensed Marks, for any purpose whatsoever. Licensee covenants and agrees that it will not use any of the Licensed Marks in connection with any products or services or in any territory that are not expressly licensed pursuant to the provisions of this Article 2 and any such unlicensed use by Licensee of the Licensed Marks shall be deemed a "Significant Breach by Licensee" under Section 4.2 of this Agreement unless cured pursuant to
Section 4.2(a) of this Agreement.

                  Without in any way limiting the foregoing, Licensee shall not use the Licensed Marks in connection with Dedicated Wireless Devices or Dedicated Wireless Portals, except to the extent use of such equipment is billed to customers at least in part as traditional Telephone Services or Voice-Over IP Services (e.g., as is contemplated by Licensee's proposed "Magic Phone" offering).

3.       RESTRICTIONS ON USE OF LICENSED MARKS

         3.1 Resellers. Licensee may permit Resellers and Value Added Resellers to use the Licensed Marks on a non-exclusive basis and solely in connection with Licensed Services obtained from Licensee; provided, however, that any such use shall be in accordance with the terms of this Agreement, including the Quality Standards set forth in Article 5, and such use shall only be in the same Field of Use as Licensee. For avoidance of doubt, no Reseller or Value Added Reseller may use any Licensed Marks in any manner that would violate this Agreement if performed by Licensee and any use of Licensed Marks by a Reseller or Value Added Reseller in such manner shall be deemed use by Licensee in violation of the relevant provision(s) of this Agreement.

         3.2 Use of Licensed Marks with Licensee Marks. Any use by Licensee of Licensee Marks in conjunction with Licensed Marks must comply with all other terms of this Agreement, including without limitation, the Quality Standards set forth in Article 5.

         3.3 Bundling. Licensee may use Licensed Marks in connection with Service Bundles in accordance with the Quality Standards set forth in Article 5 on a non-exclusive basis if:

                  a. The Service Bundle is predominantly built around a Licensed Service or is provided in conjunction with an Affiliate of Licensor; and

                  b. Licensee is in compliance with its material obligations under any supply agreement with Licensor or a TW Licensee or, in the case of High Speed Internet Services, a ROAD RUNNER Licensee, for all elements that are included in the Service Bundle, if any such agreement is in place.

         3.4      Co-Marketing.

                  a. Licensor shall have the right, upon its request, to review and approve (which approval shall not be unreasonably withheld) Licensee's use of the Licensed Marks in Co-Marketing and to request representative copies of materials created in connection with Co-Marketing.

                  b. Any use of the Licensed Marks in connection with Co-Marketing shall comply with the Quality Standards set forth in Article 5 and Licensor's Co-Marketing Guidelines, as in effect from time to time.

         3.5 General Purpose Credit Cards. Licensee may not permit Licensed Marks to be used on or in connection with any consumer general credit card.

         3.6 Dealers. Licensee may grant Authorized Dealers limited permission to use the Licensed Marks on a non-exclusive basis and solely in connection with the provision of Licensed Services obtained from Licensee; provided, however, that any such use shall be in accordance with the terms of this Agreement including the Quality Standards set forth in Article 5 of this Agreement and as set forth in the Style Guidelines and such use shall only be in the same Field of Use as Licensee. For avoidance of doubt, no Authorized Dealer may use any Licensed Marks in any manner that would violate this Agreement if performed by Licensee and any use of Licensed Marks by an Authorized Dealer in such manner shall be deemed use by Licensee in violation of the relevant provision(s) of this Agreement.

         3.7 Sublicenses. Notwithstanding anything to the contrary herein, Licensee shall have the right to grant sublicenses to use the Licensed Marks for Licensed Services or Promotional Products to its Subsidiaries (a "Sublicensee"); provided, however, that any such use shall be in accordance with the terms of this Agreement including the Quality Standards set forth in Article 5 and that the sublicense granted to such Person shall only be effective for so long as such Person remains a Subsidiary of Licensee.

Except as otherwise expressly provided in this Article 3, Licensee shall have no right to sublicense the Licensed Marks.

4.       TERM AND TERMINATION

         4.1 Term. This Agreement shall remain in effect unless terminated in accordance with the provisions hereof.

         4.2 Termination. Notwithstanding the foregoing, Licensor shall have the right, subject to Section 4.3 below, to terminate this Agreement without prejudice to any rights which it may have, whether pursuant to this Agreement, or in law or equity or otherwise, upon the occurrence of a Significant Breach by Licensee. A "Significant Breach by Licensee" shall mean, after exhaustion of any applicable cure periods set forth in this Agreement, any one or more of the following events:

                  a. Any of Licensee, an Authorized Dealer, Reseller, Value Added Reseller or any Sublicensee uses the Licensed Marks in a manner which fails to comply in all material respects with the provisions of this Agreement, and fails to cure such breach within sixty
                           (60) days of receipt of written notice of such breach; or

                  b. Any use of the Licensed Marks by any of Licensee, an Authorized Dealer, Reseller, Value Added Reseller or any Sublicensee fails to comply in all material respects with the Quality Standards set forth in
                           Article 5 and continues for more than sixty (60) days after written notice thereof has been given to Licensee in accordance with Section 6.1; or

                  c. Licensee fails to provide performance data and representative samples of Marketing Materials to Licensor's Quality Control Representative for the purposes permitted hereunder pursuant to the provisions of Section 5.3 hereof and fails to cure such breach within sixty (60) days of receipt of written notice of such breach; or

                  d. Licensee, an Authorized Dealer, Reseller, Value Added Reseller or any Sublicensee fails to comply with any material laws, regulations or industry standards, or any governmental agency, Regulatory Authority or other body, office or official vested with appropriate authority finds that the services or products being offered under the Licensed Marks are being provided in contravention of material, applicable laws, regulations or standards and fails to cure such breach within sixty (60) days of receipt of written notice of such breach or such date as is set by the relevant Regulatory Authority, whichever is earlier; or

                  e. Licensee fails to deliver to Licensor or to maintain in full force and effect the insurance referred to in
                           Section 9.4 hereof and fails to cure such breach within sixty (60) days of receipt of written notice of such breach; or

                  f. Licensee shall be unable to pay its debts in the ordinary course of business or when they become due, or shall file for Bankruptcy; or

                  g. Any other material breach of this Agreement by Licensee its Authorized Dealers, Resellers, Value Added Resellers or any Sublicensee which breach continues for more than sixty (60) days after written notice thereof has been given to Licensee, except as may otherwise be provided in Section 6.1; or

                  h. A Change of Control shall have occurred with respect to Licensee; or

                  i. Licensee's breach of Section 12.1, which breach continues for more than sixty (60) days after written notice thereof has been given to Licensee and which breach Licensor reasonably determines has a material adverse effect on Licensor or the Licensed Marks; or

                  j. Licensee shall materially breach any other agreement in effect between Licensee on the one hand and Licensor on the other and Licensor reasonably determines that such breach has a material adverse effect on the relationship between Licensee and Licensor that is not reasonably capable of being cured.

         4.3 Notice of Termination. In the event any "Significant Breach by Licensee" occurs, Licensor may give notice of termination in writing to Licensee, whereupon this Agreement shall immediately terminate.

         4.4 Effect of Termination. In the event this Agreement is terminated pursuant to this Article, Licensee shall, and shall cause its Authorized Dealers, Resellers, Value Added Resellers and Sublicensees to (i) immediately cease use of the Licensed Marks licensed pursuant to Sections 2.1 -
2.7 hereof upon the effective date of such termination or expiration and (ii) cease all further use of the Licensed Marks licensed pursuant to Section 2.8 hereof as part of its corporate name within thirty (30) days of such termination. Immediately following the termination of this Agreement, Licensee shall return to Licensor, or certify in writing that it has destroyed, all Marketing Materials, Promotional Products and all other materials and tangible property bearing the Licensed Marks.

         4.5 Other Rights Unaffected. It is understood and agreed that termination of this Agreement by Licensor on any ground shall be without prejudice to any other remedies at law or equity or otherwise which Licensor may have.

         4.6 Bankruptcy. This Agreement constitutes a license of "intellectual property" within the meaning of Section 365(n) of the United States Bankruptcy Code. If Section 365(n) of the United States Bankruptcy Code (or any successor provision) is applicable, and the trustee or debtor-in-possession has rejected this Agreement and if the Licensee has elected pursuant to Section 365(n) to retain its rights hereunder, then upon written request of Licensee, to the extent Licensee is otherwise entitled hereunder, the trustee or debtor-in-possession shall provide to Licensee any intellectual property (including embodiments thereof) held or controlled by the trustee or debtor-in-possession.

5.       QUALITY CONTROL

         5.1 General. Licensee acknowledges that the provision of Licensed Services and Promotional Products under the Licensed Marks pursuant to the terms of this Agreement must be of sufficiently high quality as to protect the Licensed Marks and the goodwill they symbolize. Licensee further acknowledges that the maintenance of high quality services is of the essence in this Agreement, as is the use of the Licensed Marks in connection therewith. In order to preserve the inherent value of the Licensed Marks, Licensee agrees to use its reasonable efforts to ensure that the services and activities to be marketed, promoted, offered and provided by Licensee, Authorized Dealers, Resellers, Value Added Resellers and Sublicensees under the Licensed Marks pursuant to this Agreement shall be of a quality and nature comparable to the products, services and activities provided by Licensor, itself or through its Affiliates, as of the date of this Agreement. Licensee further agrees that it will utilize only Marketing Materials which do not disparage or place in disrepute Licensor, its businesses or its business reputation, and do not adversely affect or detract from Licensor's goodwill or the goodwill appurtenant to the Licensed Marks and will use the Licensed Marks in ways which will not adversely affect Licensor's business reputation and goodwill.

         5.2 Quality Standards. Licensee agrees to comply and maintain compliance with the Quality Standards, specifications and rights of approval of Licensor with respect to any and all usage of the Licensed Marks on or in relation to the Licensed Services, Portals, Marketing Materials and Promotional Products throughout the Term. To that end, any and all usage of the Licensed Marks by Licensee, Authorized Dealers, Resellers, Value Added Resellers and Sublicensees shall comply with the following standards, specifications and rights of approval (the "Quality Standards"):

                  a. Licensee shall use the Licensed Marks only in a style and manner commensurate with the current standards and reputation for quality associated with the Licensed Marks and only in the style and manner that has been expressly approved in advance by Licensor as provided herein. Such approval is designed to protect the Licensed Mark and Licensor's rights therein and will not be unreasonably withheld, it being understood and agreed that it shall not be unreasonable for Licensor to disapprove if Licensor believes in good faith that such disapproval is appropriate to preserve the Licensed Marks or the goodwill associated therewith;

                  b. At Licensor's reasonable request, Licensee shall submit to Licensor for prior written approval prototypes of products and materials, including, but not limited to, Marketing Materials and Promotional Products and any packaging and labeling therefor bearing the Licensed Marks (the "Submitted Materials"), such approval not to be unreasonably withheld, it being understood and agreed that it shall not be unreasonable for Licensor to disapprove any Submitted Material if Licensor believes in good faith that such disapproval is appropriate to preserve the Licensed Marks or the goodwill associated therewith. Licensor shall provide its approval or disapproval within a reasonable time after Licensor receives such Submitted Materials. In the event that Licensor disapproves any of the submissions, Licensee shall make modifications consistent with those specified by Licensor and shall resubmit the relevant materials to Licensor for approval. Provided Licensor has given approval of the style(s) and general use(s) of any Submitted Material, Licensee may use such Submitted Material in those styles and for such purposes, without material change, subject to periodic review by Licensor at Licensor's request. Licensee shall not make any material change to the Submitted Materials as approved by Licensor without Licensor's prior written approval;

                  c.       The provisions of Section 7.4 of this Agreement; and

                  d. All quality, style and image standards for use of the Licensed Marks delivered by Licensor to Licensee, including the style guide located at http://www.twexcel.com, and the Co-Marketing Guidelines, Usage Guidelines and Trade Dress Guidelines set forth therein, however, it being understood and agreed that any written instructions delivered from Licensor to Licensee shall take priority over such style guide in the event of any conflict.

Licensee acknowledges that the Quality Standards may be modified from time to time as may be necessary to continue to protect and preserve the image, reputation and goodwill attached to the Licensed Marks.

         5.3      Quality Service Reviews.

                  a. Licensee agrees to collect, maintain and furnish to the Quality Control Representatives all performance data relating to the Licensed Services reasonably requested by the Quality Control Representatives and representative samples of Marketing Materials that are marketed or provided under the Licensed Marks to assure conformance of the Licensed Services and the Marketing Materials with the Quality Standards. At Licensor's reasonable request, Licensee shall send copies to Licensor of performance data relating to technical performance or conformance of the Licensed Services as previously provided by Licensee. Any such data provided to Licensor shall be treated confidentially in accordance with Article 17.

                  b. Licensor may independently, at its own cost, conduct continuous customer satisfaction and other surveys to determine if Licensee is meeting the Quality Standards in connection with its use of the Licensed Marks in the Licensed Services. Licensee shall cooperate, at Licensor's expense, with Licensor fully in the distribution and conduct of such surveys, and otherwise as may be reasonably necessary to verify Licensee's compliance with the Quality Standards, so long as such cooperation shall not unreasonably interfere with the conduct of Licensee's business. If Licensor learns that Licensee is not complying with the Quality Standards in any material respect, it shall notify Licensee and the provisions of Article 6 shall apply to such non-compliance.

                  c. If Licensee learns that it is not complying with the Quality Standards in any material respect, it shall notify Licensor, and the provisions of Article 6 shall apply to such non-compliance.

         5.4 Authorized Dealers, Resellers, Value Added Resellers and Sublicensees. Licensee shall provide to Licensor within ten (10) days after the expiration of each calendar year a list of all Sublicensees and a list of all material Authorized Dealers, Resellers and Value Added Resellers. Licensor shall have the right, exercisable in its reasonable discretion, to give Licensee notice requiring Licensee to terminate any Authorized Dealer, Reseller, Value Added Reseller or Sublicensee that Licensor reasonably believes is not in compliance with the Quality Standards (after notice of such non-compliance and a reasonable opportunity to cure has been granted to such Authorized Dealer, Reseller, Value Added Reseller or Sublicensee) effective no later than thirty
(30) days from the date such notice is given by Licensor to Licensee. All Authorized Dealers, Resellers, Value Added Resellers and Sublicensees shall be bound by the Quality Standards and by Licensee's obligations under this Agreement. A breach by any such Authorized Dealer, Reseller, Value Added Reseller or Sublicensee of this Agreement shall be deemed a breach of this Agreement by Licensee; provided that, Licensee's termination of such breaching Authorized Dealer, Reseller, Value Added Reseller or Sublicensee shall be deemed to cure any such breach.

6.       REMEDIES FOR NON-COMPLIANCE WITH QUALITY STANDARDS

         6.1      Non-compliance with Quality Standards and Cure.

                  a. If Licensor becomes aware that Licensee or its Authorized Dealers, Resellers, Value Added Resellers or Sublicensees, are not complying with any Quality Standards in any material respect, Licensor shall notify Licensee in writing of such non-compliance, setting forth, in reasonable detail, a description of the non-compliance and, to the extent such information is available, any suggestions for curing such non-compliance. Licensee shall cure such non-compliance as soon as is practicable but in any event within sixty (60) days thereafter. In the event that the non-compliance with the Quality Standards is being caused by an Authorized Dealer, Reseller, Value Added Reseller or Sublicensee, Licensee's termination of such Authorized Dealer, Reseller, Value Added Reseller or Sublicensee shall be deemed to cure such non-compliance.

                  b. If such non-compliance with the Quality Standards continues beyond the applicable cure periods described above, Licensee shall: (i) and shall cause its Authorized Dealers, Resellers, Value Added Resellers and Sublicensees to, immediately cease any Licensed Services and Promotional Products using the Licensed Marks in the DMA in which it is in non-compliance until it is in compliance with the Quality Standards, subject to the provisions below; and (ii) be deemed to be in breach of this Agreement.

                  c. The waiver by Licensor of a single event of non-compliance or a succession of events shall not deprive Licensor of any rights under this Agreement arising by reason of any subsequent event of non-compliance.

         6.2 Potential Injury to Persons or Property. Notwithstanding the provisions of Section 6.1, in the event that Licensor reasonably determines that any non-compliance creates a material threat of personal injury or injury to property of any third party, upon notice thereof by Licensor to Licensee, Licensee shall cure such non-compliance as soon as practicable but in any event within sixty (60) days after receiving such notice. If the non-compliance continues beyond such cure period, Licensee shall (and shall cause its Authorized Dealers, Resellers, Value Added Resellers and Sublicensees to) either cease using the Licensed Marks in connection with any Licensed Services and Promotional Products in the DMA in which it is not in compliance until it is in compliance with the Quality Standards, subject to the provisions of Section 6.3 below, or be deemed to be in breach of this Agreement.

         6.3 Licensor's Rights to License Others. In addition to the rights granted to Licensor pursuant to Article 4, "Term and Termination," in the event that Licensee is required to cease offering or providing any Licensed Services or Promotional Products using Licensed Marks in a DMA by reason of its failure to comply with the Quality Standards and to cure such failure within the applicable cure periods, Licensor may immediately terminate Licensee's rights under this Agreement with respect to such DMA and may license other Persons to use the Licensed Marks in connection with the Licensed Services and Promotional Products, even though the license granted was an exclusive license in that DMA.

7.       PROTECTION OF LICENSED MARKS

         7.1      Ownership and Rights to the Licensed Marks.

                  a. Licensee acknowledges the great value of the goodwill associated with the Licensed Marks, and acknowledges that the Licensed Marks and all the rights therein, and goodwill attached thereto, belong exclusively to Licensor.

                  b. Licensee will not, at any time, disparage, dilute or adversely affect the validity of the Licensed Marks or take any action, or otherwise suffer to be done any act or thing which may at any time, in any way materially adversely affect any rights of Licensor in and to the Licensed Marks, or any registrations thereof or which, directly or indirectly, may materially reduce the value of the Licensed Marks or detract from their reputation.

                  c. Licensee agrees that any and all goodwill and other rights that may be acquired by the use of the Licensed Marks by Licensee shall inure to the sole benefit of Licensor. Nothing contained in this Agreement shall be construed as an assignment or grant to Licensee of any right, title or interest in or to the Licensed Marks, or any of Licensor's other Marks, it being understood that all rights relating thereto are reserved by Licensor, except for the license hereunder to Licensee of the right to use the Licensed Marks only as specifically and expressly provided herein. Licensee further acknowledges that it will not obtain any ownership interest in the Licensed Marks or any other right or entitlement to continued use of them, regardless of how long this Agreement remains in effect and regardless of any reason or lack of reason for the termination thereof by Licensor; provided that, by making this acknowledgment Licensee is not waiving, and does not intend to waive, any contractual rights hereunder or its remedies upon a breach hereof by Licensor.

                  d. Licensee shall not (i) attack Licensor's title or right in and to the Licensed Marks as they relate to the Licensed Services in any jurisdiction or attack the validity of this license or the Licensed Marks or
                           (ii) contest the fact that Licensee's rights under this Agreement cease upon termination of this Agreement. The provisions of this Section 7.1 shall survive the termination of this Agreement.

                  e. Licensee will not grant or attempt to grant a security interest in the Licensed Marks or this Agreement, or to record any security interest in the United States Patent and Trademark Office or elsewhere, against any trademark application or registration belonging to Licensor.

                  f. Licensee shall, at Licensor's expense, cooperate fully and in good faith with Licensor for the purpose of securing, preserving and protecting Licensor's rights in and to the Licensed Marks. At the request of Licensor, and at Licensor's expense, Licensee shall execute and deliver to Licensor any and all documents and do all other reasonable acts and things which Licensor deems necessary or appropriate to make fully effective or to implement the provisions of this Agreement relating to the ownership, registration, maintenance or renewal of the Licensed Marks. For purposes of this Agreement, Licensee and any Sublicensees shall be considered a "related company" under the U.S. Trademark Act, 15 U.S.C.
                           Section 1051 et seq.

                  g. The parties acknowledge and agree that the protection of the Licensed Marks and the goodwill attached thereto are material provisions of this Agreement.

         7.2 Similar Marks. Licensee agrees not to register in any country any Mark which resembles or is confusingly similar to the Licensed Marks, or which dilutes the Licensed Marks, and, except as provided for herein, not to use the Licensed Marks, or any independently protectible part of any such Marks, as part of its corporate name (unless otherwise agreed by Licensor), nor use (except in accordance with Article 8) any Mark which could reasonably be deemed to be confusingly similar, deceptive or (except in accordance with Article 8) misleading with respect to the Licensed Marks, or which could reasonably be deemed to dilute the Licensed Marks. If any application for registration is, or has been filed in any country by Licensee which relates to any Mark which, in Licensor's reasonable opinion, is confusingly similar, deceptive or misleading with respect to the Licensed Marks, or which dilutes the Licensed Marks, Licensee shall, at Licensor's sole discretion, immediately abandon any such application or registration or, at Licensor's election, assign it (free and clear of any liens and encumbrances, and for consideration of $1.00, the adequacy and sufficiency of which is hereby acknowledged by Licensor) to Licensor. If Licensee uses any Mark which, in Licensor's reasonable opinion, is confusingly similar, deceptive or misleading with respect to the Licensed Marks, or which dilutes the Licensed Marks, or if Licensee uses the Licensed Marks in connection with any product, or any service or in any territory not specifically authorized hereunder, Licensee shall, immediately upon receiving a written request from Licensor, permanently cease such use.

         7.3 Infringement. In the event that either party learns of any infringement or threatened infringement of the Licensed Marks, or any unfair competition, passing-off or dilution with respect to the Licensed Marks (each such event, an "Infringement"), such party shall promptly notify the other party or its authorized representative giving particulars thereof, and Licensee shall provide necessary information and reasonable assistance, at Licensor's expense, to Licensor or its authorized representatives in the event that Licensor decides that proceedings should be commenced. Licensor shall have exclusive control of any litigation, opposition, cancellation or other legal proceedings relating to an alleged Infringement. The decision whether to bring, maintain or settle any such proceedings shall be at the exclusive option and expense of Licensor, and all recoveries shall belong exclusively to Licensor. Licensee shall not take any action to enforce, protect or defend the Licensed Marks without the prior written consent of Licensor's General Counsel. Licensee will not initiate any such litigation, opposition, cancellation or related legal proceedings in its own name but, at Licensor's request, agrees to be joined as a party in any action taken by Licensor to enforce its rights in the Licensed Marks; provided that, Licensor shall reimburse Licensee for all reasonable out-of-pocket costs and expenses incurred by Licensee, its Affiliates and authorized representatives (and their respective directors, officers, stockholder, employees and agents) in connection with their participation in such action. Nothing in this Agreement shall require, or be deemed to require Licensor to enforce the Licensed Marks against others. Licensor shall keep all monies derived from litigation or legal proceeding or from settlement of Infringement.

         7.4      Compliance with Legal Requirements.

                  a. In the performance of this Agreement, Licensee shall comply in all material respects with all applicable laws and regulations and administrative orders, including those laws and regulations particularly pertaining to the proper use and designation of Marks in the Licensed Territory.

                  b. Licensee shall duly display those reasonable legal notices as shall be provided by Licensor, such as the symbols (R), "TM" or "SM". In no circumstances shall such notices be altered or omitted without the express prior written consent of Licensor.

                  c. Should Licensee be or become aware of any applicable laws or regulations which are inconsistent with the provisions of this Agreement, Licensee shall promptly notify Licensor of such inconsistency. In such event, Licensor may, at its option, either waive the performance of such inconsistent provisions, or negotiate with Licensee to make changes in such provisions to comply with applicable laws and regulations, it being understood that the parties intend that any such changes shall preserve to the extent reasonably practicable the parties' respective benefits under this Agreement.

8.       USE OF LICENSED MARKS AND OTHER MARKS

         8.1 Licensee Marks. Licensee shall have the right from time to time to create and use its own Marks, which may be used together with the Licensed Marks, in connection with products or services with respect to which any of the Licensed Marks are used; provided that, said use is in conformance with the Quality Standards set forth in

Article 5; and provided further that, upon request, Licensor shall have the right to review and approve Licensee's use of such Marks (which approval shall not be unreasonably withheld). For the avoidance of doubt, Licensor's approval of such Mark shall not be deemed to be a statement by Licensor as to the availability or strength of such Mark. Licensee shall have sole responsibility over the availability and strength of the Mark. Unless, in the exercise of Licensor's sole discretion acting in good faith, Licensor shall determine that a Mark that Licensee proposes to use would disparage, tarnish, dilute or potentially cause confusion with respect to any Licensed Marks or is not in conformance with Licensor's Quality Standards set forth in Article 5 or otherwise would have a detrimental effect on the Licensed Marks, Licensor will approve Licensee's use of such proposed Mark. Licensor shall approve or disapprove any Marks proposed to be used by Licensee within a reasonable time of its receipt of a written request for such approval. Licensee shall not file or prosecute a trademark application to register any Mark which consists of or incorporates the Licensed Marks or any material element thereof or any Marks confusingly similar thereto. Under no circumstances shall Licensee be permitted to join the Licensed Marks with any Licensee Marks so as to form a new Mark.

         8.2 Modification of Licensed Marks. In the event Licensor modifies or replaces any of the Licensed Marks as they are used in any portion of Licensor's business, and if Licensor requests Licensee to adopt and use any such modified or replaced Licensed Marks, Licensee will adopt and use such modified or replaced Licensed Marks and, in such event, such modified or replaced Licensed Marks shall be considered the Licensed Marks contemplated by this Agreement; provided that, in such event, Licensee shall be granted a 180-day period during which to phase-out its use of the superseded forms of the Licensed Marks, as applicable, and during such 180-day period Licensee shall have the right to use its existing inventory of Marketing Materials bearing the superseded forms of the Licensed Marks, as applicable.

         8.3 Third Party Marks. Licensee shall have the right from time to time to use Marks owned by third parties ("Third Party Marks") in conjunction with the Licensed Marks, in connection with products or services with respect to which Licensed Marks are used; provided that, (i) Licensee obtains consent from the relevant third party to use such Third Party Marks; and (ii) use of the Licensed Marks in conjunction with such Third Party Marks shall be in conformance with the Licensor's Quality Standards set forth in Article 5; provided that, upon request, Licensor shall have the right to review and approve Licensee's uses of such Third Party Marks. Under no circumstances shall Licensee be permitted to join the Licensed Marks with any Third Party Marks so as to form a new Mark. Notwithstanding the foregoing, Licensee shall be permitted to use the Road Runner Marks and Copyrights in conjunction with the Licensed Marks in conformance with the Quality Standards set forth in Article 5.

         8.4      Internet Domain Names.

                  a. Licensee shall provide to Licensor within ten (10) days after the expiration of each calendar year, a list of all domain names using any of the Licensed Marks or any confusingly similar mark. Any domain name consisting of or incorporating the Licensed Marks or any material element thereof shall be owned and maintained exclusively by Licensor, provided that, Licensee shall be solely responsible for any registration and renewal fees for those domain names used exclusively by, or on behalf of, Licensee.

                  b. Licensee's web sites that use any of the Licensed Marks or that concern Licensed Services or Portals and Promotional Products in connection with which the Licensed Marks are used shall comply with the Quality Standards set forth in Article 5.

9.       REPRESENTATIONS; LIABILITY AND INDEMNIFICATION

         9.1 Representations and Warranties. Licensor represents and warrants that Licensor has not licensed the use of the Licensed Marks to any third party in connection with the Licensed Services in the Licensed Territory.

         9.2      Indemnification.

                  a. Licensor shall defend, indemnify and hold Licensee and its Sublicensees and their respective directors, officers, stockholders, employees and agents (the "Licensee Parties") harmless against all claims, suits, proceedings, costs, damages, losses, fees and expenses (including reasonable attorney's fees) and judgments incurred, claimed or sustained by the Licensee Parties arising out of: (i) any third party claims as to the lack of validity or enforceability of (A) the registrations of the Licensed Marks or (B) Licensor's ownership rights in the Licensed Marks; and (ii) any lack of validity or enforceability of this Agreement caused by Licensor.

                  b. Subject to Licensor's indemnification obligations in Section a. above, Licensee shall defend, indemnify and hold Licensor and its directors, officers, stockholders, employees and agents (the "Licensor Parties") harmless against all claims, suits, proceedings, costs, damages, losses, fees and expenses (including reasonable attorneys' fees) and judgments incurred, claimed or sustained by the Licensor Parties arising out of Licensee's, or any Authorized Dealer's, Reseller's, Value Added Reseller's or Sublicensee's use of the Licensed Marks other than as expressly provided in this Agreement, and shall indemnify the Licensor Parties from any improper or unauthorized use of the Licensed Marks and for any use by Licensee, or any Authorized Dealer, Reseller, Value Added Reseller or Sublicensee of the Licensee Marks. Licensee shall also defend, indemnify and hold the Licensor Parties harmless against all claims, suits, proceedings, costs, damages, losses, fees and expenses (including reasonable attorney's fees) and judgments incurred, claimed or sustained by the Licensor Parties arising out of: (i) any third party claims as to the lack of validity or enforceability of (x) the Licensee Marks or (y) Licensee's ownership rights in the Licensee Marks; and (ii) any lack of validity or enforceability of this Agreement caused by Licensee.

         9.3      Notification and Defense of Claims.

                  a. Notification of Claims. In the event of the occurrence of an event which Licensee or Licensor (the "Indemnified Party"), as the case may be, asserts constitutes a claim under Section 9.2, the Indemnified Party shall provide prompt notice of such event to Licensor, in the case of Licensee as the Indemnified Party, or to Licensee, in the case of Licensor as the Indemnified Party (the "Indemnifying Party"), and shall otherwise make available to the Indemnifying Party all relevant information which is material to the claim. Failure to give timely notice or to furnish the Indemnifying Party with any relevant data and documents in connection with any claim shall not constitute a defense (in part or in whole) to any claim for indemnification by the Indemnified Party, unless, and only to the extent that, such failure results in any material prejudice to the Indemnifying Party. The Indemnifying Party may elect, at its own expense, to assume exclusive control of the defense of such claim, if the Indemnifying Party gives written notice of its intention to do so no later than thirty (30) days following notice of such claim by the Indemnified Party or such shorter time period as required so that the interests of the Indemnified Party would not be materially prejudiced as a result of the failure to have received such notice; provided that, (i) the Indemnifying Party shall obtain the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) before entering into any settlement, adjustment or compromise of such claims, or ceasing to defend against such claims, if as a result thereof, or pursuant thereto, there would be imposed on the Indemnified Party any material liability or obligation not covered by the indemnity obligations of the Indemnifying Party under this Agreement (including, without limitation, any injunctive relief or other remedy), except with respect to a settlement adjustment or compromise which results solely in a monetary liability and (ii) if the Indemnified Party shall have reasonably concluded that separate counsel is required because a conflict of interest would otherwise exist, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnified Party.

                  b. In the event that Indemnifying Party elects to assume control of the defense of any such claim, the Indemnified Party shall cooperate with the Indemnifying Party in such proceeding and shall execute all papers necessary and desirable and shall testify or provide evidence whenever reasonably requested to do so. The Indemnified Party may elect to join in the defense of such claim and to employ counsel to assist it in connection with the handling of such claim, at the sole expense of the Indemnified Party, provided, however, that no such claim shall be settled, adjusted or compromised, or the defense thereof terminated by the Indemnified Party, without the prior consent of the Indemnifying Party (which consent shall not be reasonably withheld or delayed), and provided, further that no Indemnified Party may settle, compromise or consent to the entry of any judgment in any claim for which indemnification may be sought hereunder unless such settlement, compromise or consent also includes an express, unconditional release of the Indemnifying Party and its directors, officers, stockholders, employees and agents from all liabilities and obligations arising therefrom.

                  c. In the event that the Indemnifying Party does not notify the Indemnified Party within thirty (30) days that it will assume control of the defense of any such claim for which the Indemnified Party would be entitled to indemnification hereunder, then the Indemnified Party shall have the right to defend such claim at its own expense, and the Indemnifying Party shall cooperate as requested in such defense, at the expense of the Indemnified Party with respect to documented and reasonable out-of-pocket expenses incurred by the Indemnifying Party in the defense of the claim, provided, however, that no such claim shall be settled, adjusted or compromised, or the defense thereof terminated by the Indemnified Party, without the prior consent of the Indemnifying Party (which consent shall not be reasonably withheld or delayed), and provided, further, that no Indemnified Party may settle, compromise or consent to the entry of any judgment in any claim for which indemnification may be sought hereunder unless such settlement, compromise or consent also includes an express, unconditional release of the Indemnifying Party and its directors, officers, stockholders, employees and agents from all liabilities and obligations arising therefrom.

         9.4      Insurance.

                  a. Licensee shall maintain, at its own expense, in full force and effect at all times during which Licensed Services bearing the Licensed Marks are being sold, with a responsible insurance carrier reasonably acceptable to Licensor, at least a Two Million Five

                           Hundred Thousand Dollar ($2,500,000.00) products liability insurance policy with respect to the Licensed Services offered using the Licensed Marks. This insurance shall be primary to any of Licensor's coverage, shall name Licensor as an insured party, shall be for the benefit of Licensor and Licensee and shall provide for at least ten (10) days' prior notice to Licensor and Licensee of the cancellation or any substantial modification of the policy. This insurance may be obtained by Licensee in conjunction with a policy which covers services and/or products other than the services covered under this Agreement.

                  b. Licensee shall from time to time, upon reasonable request by Licensor, promptly furnish or cause to be furnished to Licensor, evidence in form and substance satisfactory to Licensor, of the maintenance of the insurance required by this Section 9.4, including without limitation, originals or copies of policies, certificates of insurance (with applicable riders and endorsements) and proof of premium payments.

10.      AGREEMENT PERSONAL

         10.1 Personal to Licensee. In recognition of the unique nature of the relationship between Licensor and Licensee, the fact that Licensor would not be willing to enter into an agreement such as this Agreement with any other party in any other circumstances, and the unique nature of Licensee (including without limitation, the fact that part of Licensee was once owned by Licensor), the parties agree that the rights, obligations and benefits of this Agreement shall be personal to Licensee, and Licensor shall not be required to accept performance from, or render performance to, an entity other than Licensee. Pursuant to 11 U.S.C. Section 365(c)(1)(A) (as it may be amended from time to time, and including any successor to such provision), in the event of the Bankruptcy of Licensee, this Agreement may not be assigned or assumed by Licensee (or any Successor) and Licensor shall be excused from rendering performance to, or accepting performance from, Licensee or any Successor.

         10.2 Licensee Acknowledgment. Licensee acknowledges and agrees that it understands it may have, or, in the future, may elect to enter into, agreements with Licensor's Affiliates and that neither the execution or continuation nor the renewal of any of those agreements will have any effect on this Agreement and Licensee may choose to contract, or not, with Licensor's Affiliates as it deems appropriate.

11.      RETENTION OF RIGHTS

                  Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall be deemed or construed to limit in any way Licensor's rights in and to the Licensed Marks, including without limitation:

                  a. All rights of ownership in and to the Licensed Marks, including the right to license or transfer the same.

                  b. The unimpaired right to use the Licensed Marks in connection with marketing, offering or providing any products or services (except for the particular products and services exclusively licensed under this Agreement, but only to the extent of such license) whether within or without the Licensed Territory.

12.      SPONSORSHIP

                  Licensee shall not use the Licensed Marks to sponsor, endorse, or claim affiliation with any event, meeting, charitable endeavor or any other undertaking (each, an "Event"), or a series of related Events, without the express written permission of Licensor. Licensor reserves the right to deny permission to any Event. The Parties acknowledge that an Event shall not include day-to-day ordinary course meetings and events. In the event that Licensee desires to sponsor, endorse or claim affiliation with an Event, or a series of related Events, Licensee shall provide Licensor with at least twenty (20) business days prior written notice of such Event in reasonable detail. Any breach of this provision reasonably determined to have a material adverse effect on Licensor or the Licensed Marks shall be deemed a Significant Breach by Licensee.

13.      CONSENT OF LICENSOR

                  Except where another standard is expressly provided for herein, whenever reference is made to Licensor's consent or approval in this Agreement, such consent or approval may be granted or withheld in Licensor's sole discretion and, if granted, may be done so conditionally or unconditionally.

14.      NOTICES

                  All notices, requests, demands or other communications required by, or otherwise with respect to, this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), against receipt, when delivered by telecopy and confirmed by return telecopy, or three (3) days after being mailed by registered first-class mail, postage prepaid and return receipt requested in each case to the applicable addresses set forth below:

                  If to Licensee:

                                  Time Warner Cable Inc.
                                  290 Harbor Drive
                                  Stamford, Connecticut 06902

                  If to Licensor:

                                 AOL Time Warner Inc.
                                 75 Rockefeller Plaza
                                 New York, NY 10019
                                 Attn:  General Counsel
                                 Fax:    212-258-3172

                  or to such other address as such party shall have designated by notice so given to each other party.

15.      GOVERNMENTAL LICENSES, PERMITS AND APPROVALS

                  Licensee, at its expense, shall be responsible for obtaining and maintaining all Approvals with respect to this Agreement, and for complying with any requirements of such Regulatory Authorities for the registration or recording of this Agreement. Licensee shall furnish to Licensor written evidence from such Regulatory Authorities of any such Approvals.

16.      APPLICABLE LAW

                  The construction, performance and interpretation of this Agreement shall be governed by the U.S. Trademark Act, 15 U.S.C. Section 1051 et seq., and the internal, substantive laws of the State of New York, without regard to its principles of conflicts of law. Except as otherwise provided herein, Licensor and Licensee hereby irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or absent subject matter jurisdiction in that court, the state courts of the State of New York located in New York County for all actions, suits or proceedings arising in connection with this Agreement.

17.      CONFIDENTIALITY OF INFORMATION AND USE RESTRICTION

                  The Quality Standards and other technical information furnished to Licensee under this Agreement and other confidential and proprietary information, know-how and trade secrets of Licensor that are disclosed or otherwise provided to Licensee in connection with this Agreement, shall remain the property of Licensor, and shall be returned to Licensor upon request and upon termination of this Agreement. Unless such information was previously known to Licensee free of any obligation to keep it confidential, or has been or is subsequently made public (a) by any person other than Licensee and Licensor is not attempting to limit further dissemination of such information, (b) by Licensor, or (c) by Licensee, as required by law (including securities laws) or to enforce its rights under this Agreement, it shall be held in confidence, and shall be used only for the purposes of this Agreement. All confidential and proprietary information, know-how and trade secrets of Licensee that are disclosed or otherwise provided to Licensor hereunder (including without limitation, during any Inspection) (collectively, "Licensee Information") shall remain the property of Licensee and shall be returned to Licensee upon request and upon termination of this Agreement. Unless such

Licensee Information was previously known to Licensor free of any obligation to keep it confidential, or has been or is subsequently made public (a) by any person other than Licensor and Licensee is not attempting to limit further dissemination of such information, (b) by Licensee, or (c) by Licensor, as required by law (including securities law) or to enforce its rights under this Agreement, it shall be held in confidence and shall be used only for purposes of this Agreement.

18.      MISCELLANEOUS

         18.1 Entire Agreement. The provisions of this Agreement contain the entire agreement between the parties relating to use by Licensee of the Licensed Marks, and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be interpreted to achieve the objectives and intent of the parties as set forth in the text and factual recitals of the Agreement. It is specifically agreed that no evidence of discussions during the negotiation of the Agreement, or drafts written or exchanged, may be used in connection with the interpretation or construction of this Agreement. No rights are granted to use the Licensed Marks or any other Marks or Trade Dress except as specifically set forth in this Agreement. In the event of any conflict between the provisions of this Agreement and provisions in any other agreement involving Licensee, the provisions of this Agreement shall prevail.

         18.2 Relationship of the Parties. This Agreement is not a franchise under federal or state law, does not create a partnership or joint venture, and shall not be deemed to constitute an assignment of any rights of Licensor to Licensee. Licensee is an independent contractor, not an agent or employee of Licensor, and Licensor is not liable for any acts or omissions by Licensee.

         18.3 Amendments, Waivers. This Agreement may not be amended, changed, supplemented, waived or otherwise modified except by an instrument in writing signed by the party against whom enforcement is sought.

         18.4 Assignment. Licensee may not assign, pledge, transfer or otherwise hypothecate this Agreement or any of its rights or obligations hereunder, and any purported assignment, pledge, transfer or other hypothecation, whether by operation of law or otherwise, shall be void and of no force or effect.

         18.5 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violation of this Agreement and that any party may, in its sole discretion, apply to the court set forth in Article 16 for specific performance, or injunctive, or such other relief as such court may deem just and proper, in order to enforce this Agreement or prevent any violation hereof, and to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         18.6 Remedies Cumulative. All rights, powers and remedies provided under this Agreement, or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         18.7 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement, or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         18.8 Rules of Construction. As used in this Agreement, (1) neutral pronouns and any derivations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural and vice versa, as the context may require; (2) the words "hereof," "herein," "hereunder" and other words of similar import refer to this Agreement as a whole, including all exhibits and schedules as the same may be amended or supplemented from time to time, and not to any subdivision of this Agreement;
(3) the word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; and (4) descriptive headings and titles used in this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement. This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party.

         18.9 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who is not a party and nothing in this Agreement, express or implied, is intended to or shall
(1) confer on any Person other than the parties and their respective Successors any rights (including third-party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement or (2) constitute the parties as partners or as participants in a joint venture. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement and no third party shall have any right, independent of any right that exists irrespective of this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

         18.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all the parties hereto.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives as of the date first stated above.

                                  TIME WARNER INC.

                                  By:       /s/ Spencer B. Hays
                                     ---------------------------------------
                                     Name:  Spencer B. Hays
                                     Title: Senior Vice President

                                  TIME WARNER CABLE INC.

                                  By:        /s/ Marc J. Apfelbaum
                                      --------------------------------------
                                      Name:  Marc J. Apfelbaum
                                      Title: Executive Vice President,
                                      General Counsel & Secretary

                                                                      Schedule 1

                                   [GRAPHIC]

                                                                      Schedule 2

                            LICENSED ANCILLARY MARKS

-----------------------------------------------------------------------------------------------------------------------
 COUNTRY                                                          APPLICATION     FILING     REGISTRATION
  NAME        TRADEMARK NAME    STATUS     CLASS      OWNER           NO.          DATE           NO.        REG. DATE
-----------------------------------------------------------------------------------------------------------------------
 UNITED        TIME WARNER    REGISTERED    38     TIME WARNER     75/565400      07-OCT-        2348224       09-MAY-
STATES OF       CUSTOMER                              INC.                         1998                         2000
 AMERICA        CARE PLUS
-----------------------------------------------------------------------------------------------------------------------
 UNITED        TW CUSTOMER    REGISTERED    38     TIME WARNER     75/565405      07-OCT-      2,348,225       09-MAY-
STATES OF       CARE PLUS                             INC.                         1998                         2000
 AMERICA          LOGO
-----------------------------------------------------------------------------------------------------------------------
 UNITED        TIME WARNER    REGISTERED    38     TIME WARNER     75/649136      01-MAR-      2,370,458       25-JUL-
STATES OF         CABLE                               INC.                         1999                         2000
 AMERICA        PAYXPRESS
                  LOGO
-----------------------------------------------------------------------------------------------------------------------

                                                                      Schedule 3

                             LICENSEE SPECIFIC MARKS

Domain Names

timewarnercable.info
twcable.info
tweasy.info
twcentralflorida.info
twcf.info
twcfast.info
twflorida.info
twcneo.info

And any other domain name incorporating any of the Licensed Marks that was used in the TWE Broadband Business as of the Closing.

                                                                       Exhibit A

                              TERMINATION AGREEMENT

                  THIS TERMINATION AGREEMENT (this "Agreement") is made and entered into as of the ___ day of _____, 2003, by and between TIME WARNER INC., a Delaware corporation ("Licensor") and TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership ("Licensee").

                              W I T N E S S E T H:

                  WHEREAS, Licensee has entered into a license agreement, dated as of June 30, 1992, relating to the use of the TIME WARNER ENTERTAINMENT mark in connection with filmed entertainment, cable and programming businesses (as the same may have been further amended or assigned, the "License Agreement"); and

                  WHEREAS, Licensor and Licensee desire that the License Agreement be cancelled and terminated.

                  NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                  1. TERMINATION. The parties hereto hereby cancel and terminate the License Agreement as of the date hereof. As of the date hereof, neither party shall have any further rights, obligations or liabilities under the License Agreement.

                  4. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto and no waiver, modification or amendment of this Agreement shall be valid unless it is in writing and signed by the parties hereto.

                  5. BINDING EFFECT; GOVERNING LAW. This Agreement shall be binding upon and inure to the benefit of all the parties hereto and their respective heirs, administrators, representatives, executors, successors and assigns. This Agreement is made and entered into in the State of New York and shall in all respects be interpreted, enforced and governed under the laws of the said state.

                  6. MISCELLANEOUS. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  7. COUNTERPARTS. This Agreement may be signed in one or more counterparts or duplicate signature pages with the same force and effect as if all required signatures were contained in a single original instrument.

                  IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement as of the day and year first set forth above.

                                      LICENSOR:

                                      TIME WARNER INC.

                                      By: __________________________________
                                          Name:
                                          Title:

                                      LICENSEE:

                                      TIME WARNER ENTERTAINMENT
                                           COMPANY, L.P.

                                      By: __________________________________
                                          Name:
                                          Title: